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                                                                   EXHIBIT 23(b)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-000000) and related Prospectus of The Valspar Corporation and to the incorporation by reference therein of our report dated November 17, 2000, with respect to the consolidated financial statements of The Valspar Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended October 27, 2000 and the related financial statement schedule included therein filed with the Securities and Exchange Commission.


                                                     /s/  Ernst & Young LLP


Minneapolis, MN
March 5, 2001